Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Patco Industries, Ltd. (the “Company”) on Form 10-QSB for the period ending March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William C. Patridge, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William C. Patridge

William C. Patridge Chief Executive Officer (principal executive officer and principal financial officer)*

Date: December 3, 2002

*	The Company does not have a Chief Financial Officer. Mr. Patridge is currently serving as the Chief Executive Officer and the principal financial officer of the Company.